EXHIBIT 99.1

Contact:
Jeff Misakian, Valeant Pharmaceuticals
714-545-0100 ext. 3309

VALEANT PHARMACEUTICALS ESTABLISHES 2004
DEFERRED TAX VALUATION ALLOWANCE

— Company Adjusts GAAP Results for 2004 Fourth Quarter and Year —

     COSTA MESA, Calif., March 15, 2005 – Valeant Pharmaceuticals International (NYSE: VRX) today announced that it has made an adjustment to its previously reported 2004 fourth quarter and full-year results as a result of its completed review of the company’s deferred tax asset. The adjustment was made to reflect a non-cash valuation allowance of $100.4 million for the deferred tax asset, of which $95.7 million was charged to provision for income taxes and $4.7 million was charged to additional capital. The company previously announced that it was reviewing its ability to recognize for GAAP purposes the tax benefits from net operating losses that created the deferred tax asset when it reported its 2004 fourth quarter and full-year financial results earlier this year.

     As a result of the adjustment, diluted earnings per share for the 2004 fourth quarter is reduced from $0.03 to a loss of $1.18. The company’s previously reported loss per diluted share for the 2004 year increases from $0.81 to $2.02.

     The valuation allowance had no impact on the company’s previously reported adjusted income from continuing operations of $0.06 per diluted share and $0.07 per diluted share for the 2004 fourth quarter and year, respectively, which were adjusted to include non-GAAP items.

     A reconciliation of non-GAAP to GAAP results is provided in the company’s revised Tables 1-4, which are attached to this release.

     The deferred tax asset was created primarily as a result of losses associated with the company’s discontinued operations. Increased investments in research and development during 2004 and lower royalties from the sale of ribavirin also contributed to the company’s tax losses in the United States. Even though on a consolidated basis Valeant generated positive earnings, its combined U.S. operations have been operating at a loss for several quarters. The company expects that losses in the United States will continue through 2007, due in part to its continued investment in research and development, until Viramidine is successfully commercialized.

     Management believes that the company will be able to realize the benefit of these net operating losses by implementing identified tax strategies and through the successful commercial launches of products currently in Phase 2 and Phase 3 clinical trials. However, since the company had not yet substantially executed these strategies as of December 31, 2004, generally accepted accounting principles required that a valuation allowance be established. The valuation allowance of $100.4 million against the net deferred tax asset is expected to remain in place until tax planning strategies are implemented and/or products currently in clinical trials are successfully commercialized and bring the company’s combined U.S. operations to profitability. The company will continue to carry-forward such losses for tax purposes, of which $19.5 million in related benefits expire in 2008, or shortly thereafter, and $80.9 million in related benefits expires in 2023 and 2024.

     This action does not change the company’s continued confidence in the future potential of Viramidine and other products currently in clinical trials.

     As previously reported, the company expects that its effective tax rate in 2005 will be between 33 and 35 percent on a non-GAAP basis. The company expects to recognize the benefit of net operating losses in 2005 because of the implementation of its tax planning strategies.

About Valeant Pharmaceuticals

     Valeant Pharmaceuticals International (NYSE: VRX) is a global, publicly traded, research-based specialty pharmaceutical company that discovers, develops, manufactures and markets a broad range of pharmaceutical products. More information about Valeant can be found at www.valeant.com.

FORWARD-LOOKING STATEMENTS

     This press release contains forward-looking statements that involve risk and uncertainty, including, but not limited to, Valeant’s ability to achieve profitability in the United States for tax purposes and to realize the benefits from U.S. net operating losses, its ability to achieve tax provision goals, its ability to obtain the requisite approvals and successfully commercialize product candidates in clinical development, and other risks detailed from time to time in Valeant’s SEC filings. These statements are based on management’s current expectations and involve risks and uncertainties which include, Valeant’s ability to retain key employees, reduce costs, general economic factors and business and capital market conditions, general industry trends and changes in tax law requirements and government regulation. Valeant wishes to caution the reader that these factors, as well as other factors described in Valeant’s SEC filings, are among the factors that could cause actual results to differ materially from the expectations described in the forward-looking statements.

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Financial Tables Follow

Valeant Pharmaceuticals International Consolidated Condensed Statement of Income for the three and twelve months ended December 31, 2004 and 2003	Table 1

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
In thousands, except per share data	2004	2003	% Change	2004	2003	% Change
Product sales	$175,035	$145,515	20%	$606,093	$518,471	17%
Ribavirin royalties	12,983	30,727	-58%	76,427	167,482	-54%

Total revenues	188,018	176,242	7%	682,520	685,953	-1%
Cost of goods sold	58,399	54,472	7%	200,313	184,669	8%
Selling expenses	50,204	46,861	7%	196,567	166,707	18%
General and administrative expenses	24,880	26,771	-7%	98,566	111,532	-12%
Research and development costs	28,067	15,585	80%	92,496	45,286	104%
Acquired in-process research and development (1)	—	—	—	11,770	117,609	-90%
Restructuring charges (2)	(772)	—	—	19,344	—	—
Amortization expense	17,789	12,772	39%	59,303	38,577	54%

	178,567	156,461	14%	678,359	664,380	2%

Income from operations	9,451	19,781	-52%	4,161	21,573	-81%
Interest, net	(6,012)	(6,431)		(36,833)	(27,257)
Other income, net including translation and exchange	2,334	4,231		141	4,727
Loss on early extinguishment of debt	—	(12,803)		(19,892)	(12,803)

Income (loss) from continuing operations before provision for income taxes and minority interest	5,773	4,778		(52,423)	(13,760)
Provision for income taxes	95,428	1,816		83,597	39,463
Minority interest	225	96		233	11,763

Income (loss) from continuing operations	(89,880)	2,866		(136,253)	(64,986)
Income (loss) from discontinued operations, net	(9,152)	(4,646)		(33,544)	9,346

Net loss	$(99,032)	$(1,780)		$(169,797)	$(55,640)

Basic earnings per common share
Income (loss) from continuing operations	$(1.07)	$0.04		$(1.62)	$(0.78)
Discontinued operations, net	(0.11)	(0.06)		(0.40)	0.11

Net loss	$(1.18)	$(0.02)		$(2.02)	$(0.67)

Shares used in per share computation	84,161	83,137		83,887	83,602

Diluted earnings per common share
Income (loss) from continuing operations	$(1.07)	$0.03		$(1.62)	$(0.78)
Discontinued operations, net	(0.11)	(0.05)		(0.40)	0.11

Net loss	$(1.18)	$(0.02)		$(2.02)	$(0.67)

Shares used in per share computation	84,161	85,856		83,887	83,602

(1) Expense associated with the write-off of acquired in-process research and development (“IPR&D”) related to the Amarin acquisition in 2004 and the Ribapharm tender offer in 2003.

(2) Restructuring charges are primarily related to our manufacturing rationalization plan and include impairment charges on manufacturing sites and severance charges.

Valeant Pharmaceuticals International Consolidated Condensed Statements of Operations and Reconciliation of Non-GAAP Adjustments	Table 2

	Three Months Ended
	December 31, 2004
		Non-GAAP
	GAAP	Adjustments		Adjusted
In thousands, except per share data
Product sales	$175,035	$—		$175,035
Ribavirin royalties	12,983	—		12,983

Total revenues	188,018	—		188,018
Cost of goods sold	58,399	—		58,399
Selling expenses	50,204	(50	)(a)	50,154
General and administrative expenses	24,880	2,973	(a)(b)	27,853
Research and development costs	28,067	—		28,067
Restructuring charges	(772)	772	(c)	—
Amortization expense	17,789	(4,797	)(d)	12,992

	178,567	(1,102)		177,465

Income from operations	9,451	1,102		10,553
Interest, net	(6,012)	—		(6,012)
Other income, net including translation and exchange	2,334	—		2,334

Income from continuing operations before provision for income taxes and minority interest	5,773	1,102		6,875
Provision for income taxes	95,428	(93,639	)(e)	1,789
Minority interest	225	—		225

Income (loss) from continuing operations	(89,880)	94,741		4,861
Loss from discontinued operations, net	(9,152)	6,362	(f)	(2,790)

Net Income (loss)	$(99,032)	$101,103		$2,071

Basic earnings per common share
Income (loss) from continuing operations	$(1.07)			$0.06
Discontinued operations, net	(0.11)			(0.03)

Net income (loss)	$(1.18)			$0.03

Shares used in per share computation	84,161			84,161

Diluted earnings per common share
Income (loss) from continuing operations	$(1.07)			$0.06
Discontinued operations, net	(0.11)			(0.03)

Net income (loss)	$(1.18)			$0.03

Shares used in per share computation	84,161			87,327

(a) Net reversal of sales force reduction costs of ($423K). $50K of the original accrual was reclassed to selling expense in the fourth quarter.

(b) ($2,500K) of insurance refund related to the settlement of a bondholder class action lawsuit.

(c) Reversal of restructuring charges primarily related to our manufacturing rationalization plan and include impairment charges on manufacturing sites and severance charges ($772K).

(d) Product impairment charges of $4,797K. Includes an impairment charge of $3,700K related to products sold in Italy for which the patent life was reduced by a decree by the Italian Government.

(e) Tax effect on non-GAAP adjustments. Includes an increase of $95,648K in the tax valuation allowance to recognize the uncertainty of realizing the benefits of U.S. net operating losses and research credits, a state tax benefit of $1,308K and an increased benefit of $731K on the charges in Spain, which were previously not benefitted due to the uncertainty of the realization of these benefits.

(f) Increase in the tax valuation allowance to recognize the uncertainty of realizing the benefits of U.S. net operating losses.

We use certain non-GAAP financial measures, including adjusted net income (loss) from continuing operations and adjusted earnings per share, both of which exclude IPR&D, sales force reduction costs, restructuring costs,product impairment charges, settlement on tax dispute and early extinguishment of debt. We exclude these items in assessing our financial performance, primarily due to their non-operational nature or because they are outside of our normal operations. The non-GAAP financial measures should not be considered as an alternative to, or more meaningful than the GAAP financial measures.

Valeant Pharmaceuticals International Consolidated Condensed Statements of Operations and Reconciliation of Non-GAAP Adjustments	Table 3

	Twelve Months Ended
	December 31, 2004
		Non-GAAP
	GAAP	Adjustments		Adjusted
In thousands, except per share data
Product sales	$606,093	$—		$606,093
Ribavirin royalties	76,427	—		76,427

Total revenues	682,520	—		682,520
Cost of goods sold	200,313	—		200,313
Selling expenses	196,567	(3,611	) (a)	192,956
General and administrative expenses	98,566	(1,376	)(a)(b)	97,190
Research and development costs	92,496	—		92,496
Acquired in-process research and development	11,770	(11,770	)(c)	—
Restructuring charges	19,344	(19,344	)(d)	—
Amortization expense	59,303	(4,797	)(e)	54,506

	678,359	(40,898)		637,461

Income from operations	4,161	40,898		45,059
Interest, net	(36,833)	—		(36,833)
Other income (expense), net including translation and exchange	(19,751)	19,892	(f)	141

Income (loss) from continuing operations before provision for income taxes and minority interest	(52,423)	60,790		8,367
Provision for income taxes	83,597	(81,421	)(g)	2,176

Minority interest	233	—		233
Income (loss) from continuing operations	(136,253)	142,211		5,958
Loss from discontinued operations, net	(33,544)	16,442	(h)	(17,102)

Net loss	$(169,797)	$158,653		$(11,144)

Basic earnings per common share
Income (loss) from continuing operations	$(1.62)			$0.07
Discontinued operations, net	(0.40)			(0.20)

Net loss	$(2.02)			$(0.13)

Shares used in per share computation	83,887			83,887

Diluted earnings per common share
Income (loss) from continuing operations	$(1.62)			$0.07
Discontinued operations, net	(0.40)			(0.20)

Net loss	$(2.02)			$(0.13)

Shares used in per share computation	83,887			86,742

(a) Sales force reduction costs $4,262K of which $3,611K is recorded in selling expenses and $651K is recorded in general and administrative expenses.

(b) Legal expenses related to the settlement of the bondholder class action lawsuit $725K, net of an insurance refund of ($2,500K).

(c) IPR&D charge related to the acquisition of Amarin.

(d) Restructuring charges are primarily related to our manufacturing rationalization plan and include impairment charges on manufacturing sites and severance charges of $19,344K.

(e) Product impairment $4,797K.

(f) Loss on early extinguishment of debt.

(g) Tax effect for non-GAAP adjustments, which includes an increase of $95,648K in the valuation allowance.

(h) Environmental reserve.

See non-GAAP financial measure disclosure in Table 2.

Valeant Pharmaceuticals International GAAP reconciliation of diluted earnings per share for the three and twelve months ended December 31, 2004 and 2003	Table 4

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In thousands, except per share data	2004	2003	2004	2003
Income (loss) from continuing operations	$(89,880)	$2,866	$(136,253)	$(64,986)
Non-GAAP pre-tax adjustments:
IPR&D	—	—	11,770	117,609
Sales force reduction costs (1)	(423)	—	4,262	—
Product impairment charges	4,797	—	4,797	—
Restructuring charges	(772)	—	19,344	—
Loss on early extinguishment of debt	—	12,803	19,892	12,803
Settlement of bondholder class action lawsuit	(2,500)	—	725	—
Tax effect on the above charges and tax settlements (2)(3)	93,639	(4,865)	81,421	(4,865)

Adjusted income from continuing operations before the above charges	$4,861	$10,804	$5,958	$60,561

Adjusted diluted EPS from continuing operations	$0.06	$0.13	$0.07	$0.71

Shares used in per share calculation	87,327	85,856	86,742	84,763

(1) Relates to sales force reduction in Spain.

(2) For the three and twelve months ended December 31, 2004, we recorded an increase of $95,648K in the tax valuation allowance to recognize the uncertainty of realizing the benefits of U.S. net operating losses and research credits.

(3) For the twelve months ended December 31, 2004, we have recorded minimum tax benefits on the restructuring charges and sales force reduction costs, which reflects the uncertainty of the realization of these tax benefits in some of the markets in which these costs were incurred. Additionally, this amount includes resolution of a tax dispute with the Puerto Rico tax authority on our 1998-1999 tax returns.

Reconciliation of consolidated operating income to non-GAAP adjusted earnings before interest, taxes, depreciation and amortization
(“EBITDA”)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2004	2003	% Change	2004	2003	% Change
Consolidated operating income (GAAP)	$9,451	$19,781	-52%	$4,161	$21,573	-81%
Depreciation and amortization (1)	24,617	20,546	20%	87,138	64,807	34%

EBITDA (non-GAAP) (2)	34,068	40,327	-16%	91,299	86,380	6%
Non-GAAP adjustments (3)	(3,695)	—		36,101	117,609

Adjusted EBITDA (non-GAAP) (2)	$30,373	$40,327	-25%	$127,400	$203,989	-38%

(1) Amortization expenses includes $4,797K of product impairment charges.

(2) We believe that EBITDA is a meaningful non-GAAP financial measure as an earnings-derived indicator that approximates cashflow. We calculate EBITDA by adding depreciation and amortization back to consolidated operating income. Adjusted EBITDA excludes the additional costs set forth in note (3) below. Adjusted EBITDA, as defined and presented by the Company, may not be comparable to similar measures reported by other companies.

(3) Non-GAAP adjustments include IPR&D, restructuring charges, sales force reduction costs and an accrual for a class action suit (see previous tables for detailed amounts). We exclude these costs due to their non-operational nature or because they are outside of our normal operations.

See non-GAAP financial measure disclosure in Table 2.

Valeant Pharmaceuticals International Consolidated Balance Sheet Data as of December 31, 2004 and December 31, 2003 (in thousands)	Table 7

	December 31,	December 31,
	2004	2003
Cash and marketable securities	$461,508	$873,981
Accounts receivable, net	171,859	162,402
Inventory, net	112,250	91,906
Long-term debt*	793,139	1,119,802
Total equity	476,224	605,361

*On July 21, 2004 we redeemed all of our outstanding 6 1/2 % convertible notes due 2008.